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                                                                     EXHIBIT 3.2

                           FIRST POTOMAC REALTY TRUST

                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE I

                                     OFFICES

         Section 1. PRINCIPAL OFFICE. The principal office of the Trust in the State of Maryland shall be located at such place within the United States or places as the Board of Trustees may designate.

         Section 2. ADDITIONAL OFFICES. The Trust may have additional offices at such places within or without the State of Maryland as the Trustees may from time to time determine or the business of the Trust may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. PLACE. All meetings of shareholders shall be held at the principal executive office of the Trust or at such other place within the United States as shall be set by the Board of Trustees and stated in the notice of the meeting.

         Section 2. ANNUAL MEETING. An annual meeting of the shareholders of the Trust for the election of Trustees and the transaction of any business within the powers of the Trust shall be held on such date and at such time as the Board of Trustees may determine from time to time. Failure to hold an annual meeting does not invalidate the Trust's existence or affect any otherwise valid Trust acts.

         Section 3. SPECIAL MEETINGS. The chairman of the board, the president, the chief executive officer or a majority of the Trustees then in office may call special meetings of the shareholders. Special meetings of shareholders shall also be called by the secretary upon the written request of the holders of shares entitled to cast not less than 50% of all the votes entitled to be cast at the meeting. The request shall state the purpose of the meeting and the matters proposed to be acted on at the meeting. The secretary shall inform the shareholders who make the request for the special meeting of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Trust of such costs, the secretary shall give notice to each shareholder entitled to notice of the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the shareholders held during the preceding twelve (12) months.

         Section 4. NOTICE. Not less than ten (10) nor more than ninety (90) days before each meeting of shareholders, the secretary shall give to each shareholder

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entitled to vote at the meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail or by presenting it to the shareholder personally or by leaving it at the shareholder's residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at the shareholder's post office address as it appears on the records of the Trust, with postage thereon prepaid.

         Section 5. SCOPE OF NOTICE. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

         Section 6. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, the quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at the meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 7. BOARD APPROVAL. Unless otherwise required by law, the submission of any action to the shareholders for their consideration (other than the election or removal of one or more Trustees), shall first be approved by the Board of Trustees.

         Section 8. VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration of Trust, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Section 9. PROXIES. A shareholder may vote shares owned of record by that shareholder, either in person or by proxy executed in writing by the shareholder or by a duly authorized attorney in fact. A proxy shall be filed with the secretary of the Trust before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

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         Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such corporation or other entity presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in the name of that fiduciary, either in person or by proxy. A trustee or other fiduciary may vote, either in person or by proxy, shares registered in the name of another person on proof of the fact that legal title to the shares has devolved on that trustee or fiduciary in a fiduciary capacity and that that trustee or fiduciary is qualified to act in that capacity.

                  Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

                  The Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Trustees considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded, for the purposes set forth in the certification, as the shareholder of record of the specified shares in place of the shareholder who makes the certification.

         Section 11. INSPECTORS. In advance of any meeting of the shareholders of the Trust, the Trustees may appoint, or at any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons, who need not be shareholders, as inspectors for such meeting. The inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders. A person who is a candidate for office to be filled at the meeting shall not act as an inspector at the same meeting.

                  Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at the meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares

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represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         Section 12. REPORTS TO SHAREHOLDERS.

         (a) Annual Statements. At or before the annual meeting of shareholders, the Trustees shall deliver or cause to be delivered a report of the business and operations of the Trust during such fiscal year to the shareholders, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant, and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject. A signed copy of the annual report and the accountant's certificate shall be filed by the Trustees with the State Department of Assessments and Taxation of Maryland, and with such other governmental agencies as may be required by law and as the Trustees may deem appropriate.

         (b) Compliance with Exchange Act. Notwithstanding anything in Paragraph
(a) of this Section 12 to the contrary, compliance by the Trust with the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be deemed compliance by the Trust with the preparation and delivery to shareholders of reports required by this
Section 12.

         Section 13. NOMINATIONS AND SHAREHOLDER BUSINESS.

         (a) Annual Meetings of Shareholders.

                  (1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust's notice of meeting, (ii) by or at the direction of the Trustees or (iii) by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in this Section 13(a) who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this
Section 13(a).

                  (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Paragraph
(a)(1) of this Section 13, the shareholder must have given timely notice thereof in writing to the secretary of the Trust. To be timely, a notice shall be delivered to the secretary at the principal executive offices of the Trust not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. The

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shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees, or is otherwise required (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected) in each case pursuant to Regulation 14A under the Exchange Act regardless of whether Regulation 14A is then applicable to the Trust; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Trust's books, and of such beneficial owner and (y) the class and number of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of Paragraph (a)(2) of this Section 13 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees made by the Trust at least seventy
(70) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Trust.

         (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected pursuant to the Trust's notice of meeting (i) by or at the direction of the Board of Trustees or (ii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who is a shareholder of record at the time of giving of notice provided for in this Section 13(b), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 13(b). In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the shareholder's notice required by paragraph (a)(2) of this Section 13 shall be delivered to the secretary at the principal executive offices of the Trust not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day

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following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting.

         (c) General.

                  (1) Only persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13 to declare that such defective nomination or proposal be disregarded.

                  (2) For purposes of this Section 13 "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to limit any rights of shareholders to request inclusion of proposals in the Trust's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 14. INFORMAL ACTION BY SHAREHOLDERS. Except as otherwise required by law or by the rules or regulations of any public securities exchange on which the Trust's shares are then traded, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

         Section 15. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

         Section 16. CONDUCT OF MEETINGS. The meetings of the shareholders shall be conducted in accordance with the American Bar Association Handbook for the Conduct of Shareholders' Meetings.

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         Section 17. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Declaration of Trust of the Trust or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law ("MGCL") (or any successor statute) shall not apply to any acquisition by any person of shares of beneficial interest of the Trust. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

                                   ARTICLE III

                                    TRUSTEES

         Section 1. GENERAL POWERS; QUALIFICATIONS. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 18 years of age who is not under legal disability. At least a majority of the Trustees shall be "independent" as that term is defined by the New York Stock Exchange ("NYSE").

         Section 2. NUMBER, TENURE AND QUALIFICATIONS. Unless otherwise provided in the Declaration of Trust, at any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees. The number of Trustees shall initially be one (1), which number may thereafter be increased or decreased by the Trustees then in office from time to time; provided, however, the total number of Trustees at any time shall be not fewer than one (1) and not more than fifteen (15). The tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. At each annual meeting of shareholders, Trustees elected to succeed those Trustees whose terms expire shall be elected for a term of office to expire at the next succeeding annual meeting of shareholders after their election.

         Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution.

         Section 4. SPECIAL MEETINGS. Special meetings of the Trustees may be called by or at the request of the chairman of the board or the president or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.

         Section 5. NOTICE. Notice of any special meeting shall be given by written notice delivered personally, by electronic mail, facsimile transmission, courier or overnight delivery service or by U.S. mail to each Trustee at the Trustee's business or

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residence address. Personally delivered, electronic mail, facsimile transmission, courier or overnight delivery service shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by courier or overnight delivery service notice shall be deemed to be given when delivered to the courier or overnight delivery service. If given by facsimile transmission or electronic mail, the notice shall be deemed to be given upon receipt by the sender of a confirmation of transmission. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

         Section 6. QUORUM. A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Trustees, provided that, if less than a majority of the Trustees are present at the meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice.

                  The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

         Section 7. VOTING. The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute or by the Declaration of Trust.

         Section 8. TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 9. INFORMAL ACTION BY TRUSTEES. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and the written consent is filed with the minutes of proceedings of the Trustees.

         Section 10. VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than three Trustees remain). Any vacancy (other than a vacancy created by an increase in the number of Trustees) may be filled by a vote of a majority of the remaining Trustees, whether or not sufficient to constitute a quorum. Any vacancy created by an increase in the number of trustees shall be filled by a vote of a majority of the entire Board of Trustees at any regular meeting or at any special meeting called for that purpose. Any individual so elected as Trustee shall hold office until the next annual meeting of shareholders.

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         Section 11. COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, may be paid fixed sums per year and/or per meeting and/or a fixed number of shares of beneficial interest per year and/or per meeting. Expenses of attendance, if any, may be allowed to Trustees for attendance at each annual, regular or special meeting of the Trustees or of any committee thereof; but nothing herein contained shall be construed to preclude any Trustees (i) from serving the Trust in any other capacity and receiving compensation therefor or (ii) from participating in any stock option plan.

         Section 12. REMOVAL OF TRUSTEES. The shareholders may, at any time, remove any Trustee by the affirmative vote of the holders of not less than 50% of all votes entitled to be cast for Trustees in the manner provided in the Declaration of Trust.

         Section 13. LOSS OF DEPOSITS. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

         Section 14. SURETY BONDS. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of the Trustee's duties.

         Section 15. RELIANCE. Each Trustee, officer, employee and agent of the Trust, in the performance of that person's duties with respect to the Trust, shall be fully justified and protected with regard to any act or failure to act in reliance in good faith upon any information, opinion, report, or statement, including any financial statement or other financial data, prepared or presented by: (i) an officer or employee of the Trust whom the Trustee reasonably believes to be reliable and competent in the matters presented; (ii) a lawyer, certified public accountant, or other person, as to a matter which the Trustee reasonably believes to be within the person's professional or expert competence; or (iii) a committee of the board on which the Trustee does not serve, as to a matter within its designated authority, if the Trustee reasonably believes the committee to merit confidence.

         Section 16. CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. Subject to applicable employment agreements, the Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any Trustee or officer, employee or agent of the Trust, in a personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Trust.

         Section 17. TRANSACTIONS BETWEEN THE TRUST AND ITS TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. Subject to any provisions contained in the Declaration of Trust or adopted by the Trustees in the Bylaws or by resolution, no agreement or transaction between the Trust and any Trustee, officer,

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employee or agent of the Trust, or any other person, corporation, association, company, trust, partnership (limited or general) or other organization or entity in which any trustee, officer, employee or agent of the Trust has a material financial interest, shall be invalidated or rendered void or voidable solely by reason of the existence of such relationship if such agreement or transaction would have been valid if the Trust were a Maryland corporation under any of the procedures set forth in Section 2-419 of the MGCL, as amended from time to time. The Trust and any Trustee, officer, employee or agent of the Trust shall be entitled to assert any defense and to the benefit of any provisions, set forth in Section 2-419 of the MGCL, as that Section is amended from time, including any shifts in the burden of proof, as if the Trust were a Maryland corporation, the Trustees were directors of a Maryland corporation and the officers, employees and agents of the Trust were officers, employees or agents of a Maryland corporation.

                                   ARTICLE IV

                                   COMMITTEES

         Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Trustees shall appoint from among its members, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of the Audit, Compensation and Nominating and Governance Committees shall be comprised entirely of "independent" Trustees as that term is defined by the NYSE. The Trustees may appoint an Executive Committee and other committees, composed of two or more Trustees, to serve at the pleasure of the Trustees.

         Section 2. POWERS; COMMITTEE ACTION. The Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Trustees, except as prohibited by law.

         Section 3. EXECUTIVE COMMITTEE. If the Trustees appoint an Executive Committee, the Executive Committee shall act on behalf of the Trustees during intervals between meetings of the Trustees, except as to matters reserved by law, these bylaws or resolutions of the Trustees for decision by vote of the Board of Trustees or another committee.

         Section 4. AUDIT COMMITTEE. The Board of Trustees shall appoint from its membership an Audit Committee consisting of not fewer than three members, each of whom shall be independent as that term is defined by the NYSE. Each member of the Audit Committee shall also be free from any relationship that, in the opinion of the Board of Trustees, would interfere with his or her exercise of independent judgment as a committee member. One member shall be designated as Chairman of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. The Board of Trustees shall adopt a formal written charter for the Audit Committee that specifies,

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among other things, the following: (i) the scope of the Audit Committee's responsibilities and the means by which the Audit Committee carries out these responsibilities; (ii) the outside auditor's accountability to the Board of Trustees and the Audit Committee and the Audit Committee's ultimate authority to select, evaluate and, where appropriate, replace the outside auditor; and (iii) the responsibility of the Audit Committee to oversee the independence of the outside auditor through the receipt of a formal written statement delineating all relationships between the auditor and the Trust and active dialogue with the auditors.

         Section 5. COMPENSATION COMMITTEE. The Compensation Committee shall meet at least quarterly. It shall have the responsibility of providing general oversight for the Trust's compensation program including salaries, bonuses and benefits for employees, officers and Trustees. The Board of Trustees shall adopt a formal written charter for the Compensation Committee that specifies, among other things, the following responsibilities: (i) to review and recommend to the Trustees for approval an annual budget amount for salaries and benefits including specific compensation recommendations for officers and executives;
(ii) to exercise oversight and responsibility for the development and implementation of performance incentive pay programs (including share option plans) for Trustees, management and other employees; and (iii) to conduct performance appraisals as requested by the Chief Executive Officer. Any Trustee who is an officer or employee of the Trust or of any subsidiary, and any Trustee who is an executive officer or employee, or if the Trustee's immediate family member is an executive officer or employee, of an organization serving as a professional advisor, legal counsel or consultant to management of the Trust or a subsidiary (unless the Trustees determine that the relationship is not material to the Trust, the organization represented and the Trustee) shall not be eligible to be a member of the Compensation Committee.

         Section 6. NOMINATING AND GOVERNANCE COMMITTEE. The Board of Trustees shall adopt a formal written charter for the Nominating and Governance Committee that specifies among other things, the responsibility: (i) to nominate individuals for election as Trustees of the Trust; and (ii) to recommend governance principles and policies to the Board of Trustees to be established to govern the Trust. Any Trustee who is an officer or employee of the Trust or of any subsidiary, and any Trustee who is an executive officer or employee, or if the Trustee's immediate family member is an executive officer or employee, of an organization serving as a professional advisor, legal counsel or consultant to management of the Trust or a subsidiary (unless the Trustees determine that the relationship is not material to the Trust, the organization represented and the Trustee) shall not be eligible to be a member of the Nominating and Governance Committee.

         Section 7. TELEPHONE MEETINGS. Members of a committee of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

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         Section 8. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

                                    ARTICLE V

                                    OFFICERS

         Section 1. GENERAL PROVISIONS. The officers of the Trust shall consist of a president, a secretary and a treasurer and may consist of a chairman of the board, a vice chairman of the board, one or more vice presidents, one or more assistant treasurers, and one or more assistant secretaries. In addition, the Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Trustees at the first meeting of the Trustees held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, the election shall be held as soon thereafter as may be convenient. Each officer shall hold office until the officer's successor is elected and qualifies or until the officer's death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In their discretion, the Trustees may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and that officer or agent.

         Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed by the Trustees if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of the resignation to the Trustees, the chairman of the board, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

         Section 3. VACANCIES. A vacancy in any office may be filled by a vote of the Trustees for the balance of the term.

         Section 4. CHIEF EXECUTIVE OFFICER. The Board of Trustees may designate a chief executive officer. The chief executive officer shall have responsibility for implementing the policies of the Trust, as determined by the Board of Trustees, and for administering the Trust's business and affairs.

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

         Section 5. CHIEF OPERATING OFFICER. The Board of Trustees may designate a chief operating officer. That officer will have the responsibility and duties as set forth by the Board of Trustees or the chief executive officer.


         Section 6. CHIEF FINANCIAL OFFICER. The Board of Trustees may designate a chief financial officer. That officer will have the responsibility and duties as set forth by the Board of Trustees or the chief executive officer.

         Section 7. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The chairman of the board shall preside over the meetings of the Board of Trustees and of the shareholders. In the absence of the chairman of the board, the vice chairman of the board shall preside at those meetings. The chairman of the board and the vice chairman of the board shall, respectively, perform all other duties assigned by the Board of Trustees. The chairman and vice chairman may, but need not be, executive officers of the Trust.

         Section 8. PRESIDENT. The president shall in general supervise and control all of the business and affairs of the Trust. Unless the president is not a member of the Board of Trustees, in the absence of both the chairman and vice chairman of the board, the president shall preside at all meetings of the Board of Trustees and of the shareholders. If a chief executive officer has not been designated by the Board of Trustees, the president shall be the chief executive officer. The president may execute any deed, mortgage, bond, contract or other instrument which the Board of Trustees has authorized to be executed, except in cases where execution shall be expressly delegated by the Board of Trustees or by these bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and any other duties prescribed by the Board of Trustees or the chief executive officer, if any, from time to time.

         Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in that office, the vice president (or if there is more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform all other duties assigned from time to time by the president or by the Board of Trustees. The Board of Trustees may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.

         Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the Trust's records and of the seal of the Trust; (d) keep a register of the post office address, telephone number, facsimile number and electronic mail address of each shareholder, which shall be furnished to the secretary by the shareholder; (e) have general

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charge of the share transfer books of the Trust; and (f) in general perform all other duties assigned from time to time by the president or by the Board of Trustees.

         Section 11. TREASURER. The treasurer shall have the custody of the Trust's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in those depositories designated by the Board of Trustees. The treasurer and the chief financial officer may be the same person.

                  The treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for the disbursements, and shall render to the president and Board of Trustees, at the regular meetings of the Board of Trustees or whenever they may require it, an account of all transactions as treasurer and of the financial condition of the Trust.

                  If required by the Board of Trustees, the treasurer shall give the Trust a bond in an amount and with a surety or sureties which are satisfactory to the Board of Trustees for the faithful performance of the duties of this office and for the restoration to the Trust, in case of the treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in the treasurer's possession or control belonging to the Trust.

         Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform the duties assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Trustees. The assistant treasurers shall, if required by the Board of Trustees, give bonds for the faithful performance of their duties in amounts and with a surety or sureties which are satisfactory to the Board of Trustees.

         Section 13. DELEGATION OF OFFICE. The Board of Trustees may delegate the powers or duties of any officer of the Trust to any other person from time to time.

         Section 14. SALARIES. The salaries of the officers shall be fixed from time to time by the Trustees and no officer shall be prevented from receiving such salary by reason of the fact that that officer is also a Trustee.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. CONTRACTS. The Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or

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

more of the Trustees or by an authorized person shall be valid and binding upon the Trust when authorized or ratified by action of the Trustees.

         Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, agent or agents of the Trust and in such manner as shall from time to time be determined by the Trustees.

         Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trustees may designate.

                                   ARTICLE VII

                                     SHARES

         Section 1. CERTIFICATES. Each shareholder, upon written request to the secretary of the Trust, shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interests held by the shareholder in the Trust. Each certificate shall be signed by the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own series number. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued so long as that officer was the proper officer at the time the officer signed the certificate. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

         Section 2. TRANSFERS. Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in the share or shares on the part of any other

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

person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

                  Notwithstanding the foregoing, the transfer of any class of shares shall be subject in all respects to the provisions of Article V of the Declaration of Trust.

         Section 3. LOST CERTIFICATE. The Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Trustees may, in their discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as they shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate, and to satisfy such other requirements as may be imposed by the Trust.

         Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. The date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety
(90) days and, in the case of a meeting of shareholders not less than ten (10) days, before the date on which the meeting or particular action requiring the determination of shareholders is to be held or taken. Notwithstanding the establishment by the Trustees of a record date for determining shareholders entitled to notice of or to vote at any meeting of shareholders, the Trustees may change the record date to another date and may vest in one or more officers of the Trust the authority to change the record date to another date, which other date may be such other date as the Trustees, or the officer or officers in whom such authority is vested, shall determine in their sole discretion.

                  In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than twenty (20) days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, the books shall be closed for at least ten (10) days before the date of the meeting.

                  If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the thirtieth (30th) day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

                  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, then if the meeting is convened, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing has expired.

         Section 5. SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by each shareholder.

         Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

                                  ARTICLE VIII

                                   FISCAL YEAR

                  The Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

                                   ARTICLE IX

                        DIVIDENDS AND OTHER DISTRIBUTIONS

         Section 1. DECLARATION. Dividends and other distributions upon the shares of the Trust may be declared by the Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and other distributions may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration of Trust.

         Section 2. CONTINGENCIES. Before payment of any dividends, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Trustees shall determine to be in the best interest of the Trust, and the Trustees may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X

                      PROHIBITED INVESTMENTS AND ACTIVITIES

         The Trust shall not make any acquisition which the Trustees do not believe is in the best interests of the Trust, and will not, without the approval of a majority of the disinterested Trustees even if the disinterested Trustees constitute less than a quorum, (i) acquire from or sell to any Trustee, officer or employee of the Trust, any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which a Trustee, officer or employee of the Trust owns more than a one percent (1%) interest or any affiliate of any of the foregoing, any of the assets or other property of the Trust, or (ii) make any loan to or borrow from any of the foregoing persons. Each such transaction will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Trust, and prior to any action in respect thereof, the nature of the common trusteeship or interest shall be disclosed or known by the Board of Trustees. The Trust shall not engage in any other transaction with any Trustee, officer or employee of the Trust or any corporation, partnership, joint venture, trust, employee benefit plan or other organization or entity in which a Trustee, officer or employee owns more than one percent (1%) interest or any affiliate of any of the foregoing unless the Trust shall have complied with one or more of the procedures of Section 2-419 of the MGCL as amended from time to time, as if the Trust were a Maryland corporation and the Trustees, officers and employees of the Trust were directors, officers or employees of a Maryland corporation. The Trust may, from time to time, adopt such policies with respect to investments by the Trust as the Board of Trustees shall deem appropriate.

                                   ARTICLE XI

                                      SEAL

         Section 1. SEAL. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

         Section 2. AFFIXING SEAL. Whenever the Trust is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

                                   ARTICLE XII

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

                                 INDEMNIFICATION

                  To the maximum extent permitted by Maryland law in effect from time to time, the Trust, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify (a) any Trustee, officer or shareholder or any former Trustee, officer or shareholder (including among the foregoing, for all purposes of this Article XII and without limitation, any individual who, while a Trustee or officer and at the request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise), who has been successful, on the merits or otherwise, in the defense of a proceeding to which the Trustee, officer or shareholder or former Trustee, officer or shareholder was made a party by reason of such status, against reasonable expenses incurred by the Trustee or officer or former Trustee or officer in connection with the proceeding, (b) any Trustee or officer or any former Trustee or officer against any claim or liability to which that Trustee or officer may become subject by reason of such status unless it is established that (i) the Trustee's or officer's act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Trustee or officer actually received an improper personal benefit in money, property or services, (iii) in the case of a criminal proceeding, the Trustee or officer had reasonable cause to believe that the act or omission was unlawful and (c) each shareholder or former shareholder against any claim or liability to which the shareholder or former shareholder may become subject by reason of such person's status as a shareholder or former shareholder.

                  In addition, the Trust shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee, officer or shareholder or former Trustee, officer or shareholder made a party to a proceeding by reason of such person's status as a Trustee, officer or shareholder provided that, in the case of a Trustee or officer, the Trust shall have received (i) a written affirmation by the Trustee or officer of a good faith belief that the Trustee or officer has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (ii) a written undertaking by or on the Trustee's or officer's behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. The Trust may, with the approval of its Trustees, provide such indemnification and payment or reimbursement of expenses to any Trustee, officer or shareholder or any former Trustee, officer or shareholder who served a predecessor of the Trust and to any employee or agent of the Trust or a predecessor of the Trust.

                  Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Section, shall apply to or affect in any respect the applicability of this paragraph with respect to any act or failure to act which occurred prior to that amendment, repeal or adoption.

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

                  Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations. The Trust may provide to Trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

                                  ARTICLE XIII

                                WAIVER OF NOTICE

         Whenever any notice is required to be given pursuant to the Declaration of Trust or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XIV

                         PROVISIONS IN CONFLICT WITH LAW

         The provisions of these Bylaws are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with Title 8 of the MGCL or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of these Bylaws, even without any amendment of these Bylaws pursuant to ARTICLE XV; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. No Trustee shall be liable for making or failing to make such a determination. If any provision of these Bylaws shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of these Bylaws in any jurisdiction.

                                   ARTICLE XV

                               AMENDMENT OF BYLAWS

         The Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

         The foregoing are certified as the Amended and Restated Bylaws of the Trust adopted by the Trustees on September ___, 2003.

                                          ______________________________________
                                          Kyung Rhee, Secretary

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